Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
First Quarter 2025

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information*	2

Consolidated Balance Sheets	3

Loans	4

Deposits	6

Consolidated Statements of Income	8

Consolidated Average Daily Balances and Yield / Rate Analysis	9

Pre-Tax Pre-Provision Income ("PPI")* and Adjusted PPI*	11

Non-Interest Income, Mortgage Income, Wealth Management Income and Capital Markets Income	12

Non-Interest Expense	13

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures*
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, Adjusted Total Revenue, Adjusted Net Income Available to Common Shareholders, Adjusted Diluted EPS, Return Ratios, Tangible Common Ratios, and Common Equity Tier 1 (CET1) Ratios	14

Asset Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios, Adjusted Net Charge-Offs and Related Ratios	17
Non-Accrual Loans (excludes loans held for sale), Early and Late Stage Delinquencies	19

Forward-Looking Statements	20

*Use of non-GAAP financial measures
Regions believes that the presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Earnings Summary
Interest income - taxable equivalent	$1,737	$1,815	$1,832	$1,774	$1,737
Interest expense - taxable equivalent	531	572	602	576	540
Net interest income - taxable equivalent	1,206	1,243	1,230	1,198	1,197
Less: Taxable-equivalent adjustment	12	13	12	12	13
Net interest income	1,194	1,230	1,218	1,186	1,184
Provision for credit losses	124	120	113	102	152
Net interest income after provision for credit losses	1,070	1,110	1,105	1,084	1,032
Non-interest income	590	585	572	545	563
Non-interest expense	1,039	1,038	1,069	1,004	1,131
Income before income taxes	621	657	608	625	464
Income tax expense	131	123	118	124	96
Net income	$490	$534	$490	$501	$368
Net income available to common shareholders	$465	$508	$446	$477	$343
Adjusted net income available to common shareholders (non-GAAP) (1)	$487	$538	$520	$488	$406

Weighted-average shares outstanding—during quarter:
Basic	906	911	914	917	921
Diluted	910	915	918	918	923

Basic earnings per common share	$0.51	$0.56	$0.49	$0.52	$0.37
Diluted earnings per common share	$0.51	$0.56	$0.49	$0.52	$0.37
Adjusted diluted earnings per common share (non-GAAP) (1)	$0.54	$0.59	$0.57	$0.53	$0.44

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$95,733	$96,727	$96,789	$97,508	$96,862
Allowance for credit losses	(1,730)	(1,729)	(1,728)	(1,732)	(1,731)
Assets	159,846	157,302	157,426	154,052	154,909
Deposits	130,971	127,603	126,376	126,616	128,982
Long-term borrowings	6,019	5,993	6,016	5,083	3,327
Shareholders' equity	18,530	17,879	18,676	17,169	17,044
Average balances
Loans, net of unearned income	$96,122	$96,408	$97,040	$97,281	$97,420
Assets	156,876	156,508	154,667	152,867	151,444
Deposits	127,687	126,493	125,950	126,901	127,126
Long-term borrowings	6,001	6,025	5,351	3,595	2,405
Shareholders' equity	18,127	18,042	18,047	16,713	17,121
_____
(1) See reconciliation of these non-GAAP measures to the most directly comparable GAAP measures on page 15.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Return on average assets* (1)	1.27%	1.36%	1.26%	1.32%	0.98%
Return on average common shareholders' equity*	11.49%	12.39%	10.88%	12.74%	8.92%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	17.72%	19.19%	16.87%	20.75%	14.31%
Adjusted return on average tangible common shareholders' equity (non-GAAP) *(2)	18.58%	20.30%	19.68%	21.23%	16.96%
Efficiency ratio	57.9%	56.8%	59.3%	57.6%	64.3%
Adjusted efficiency ratio (non-GAAP) (2)	56.8%	55.4%	56.9%	57.6%	60.6%
Dividend payout ratio (3)	48.6%	44.7%	51.3%	46.1%	64.2%
Common book value per share	$18.70	$17.77	$18.62	$16.94	$16.76
Tangible common book value per share (non-GAAP) (2)	$12.29	$11.42	$12.26	$10.61	$10.42
Total shareholders' equity to total assets	11.59%	11.37%	11.86%	11.14%	11.00%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	7.17%	6.86%	7.37%	6.55%	6.42%
Common equity Tier 1 (4)	$13,355	$13,434	$13,185	$13,093	$12,913
Total risk-weighted assets (4)	$124,005	$124,440	$124,645	$125,682	$125,167
Common equity Tier 1 ratio (4)	10.8%	10.8%	10.6%	10.4%	10.3%
Adjusted common equity Tier 1 ratio (non-GAAP) (2)(4)	9.1%	8.8%	9.1%	8.2%	8.2%
Tier 1 capital ratio (4)	12.2%	12.2%	12.0%	11.7%	11.6%
Total risk-based capital ratio (4)	14.0%	14.1%	13.9%	13.6%	13.6%
Leverage ratio (4)	9.8%	9.9%	9.8%	9.8%	9.8%
Effective tax rate	21.1%	18.9%	19.4%	19.8%	20.7%
Allowance for credit losses as a percentage of loans, net of unearned income	1.81%	1.79%	1.79%	1.78%	1.79%
Allowance for credit losses to non-performing loans, excluding loans held for sale	205%	186%	210%	204%	191%
Net interest margin (FTE)*	3.52%	3.55%	3.54%	3.51%	3.55%
Loans, net of unearned income, to total deposits	73.1%	75.8%	76.6%	77.0%	75.1%
Net charge-offs as a percentage of average loans*	0.52%	0.49%	0.48%	0.42%	0.50%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.88%	0.96%	0.85%	0.87%	0.94%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.92%	0.97%	0.87%	0.88%	0.95%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	1.11%	1.15%	1.06%	1.06%	1.10%
Associate headcount—full-time equivalent	19,541	19,644	19,560	19,595	19,641
ATMs	2,008	2,011	2,019	2,022	2,019
Branch Statistics
Full service	1,224	1,227	1,235	1,236	1,236
Drive-through/transaction service only	25	26	26	26	27
Total branch outlets	1,249	1,253	1,261	1,262	1,263

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of these non-GAAP measures to the most directly comparable GAAP measures on pages 11, 14, 15, and 16.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity Tier 1 as well as Total risk-weighted assets, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 19 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Assets:
Cash and due from banks	$3,287	$2,893	$2,665	$2,955	$2,527
Interest-bearing deposits in other banks	11,029	7,819	7,856	5,524	8,723
Debt securities held to maturity	5,195	4,427	2,787	733	743
Debt securities available for sale	25,942	26,224	28,698	28,537	27,881
Loans held for sale	345	594	522	552	417
Loans, net of unearned income	95,733	96,727	96,789	97,508	96,862
Allowance for loan losses	(1,613)	(1,613)	(1,607)	(1,621)	(1,617)
Net loans	94,120	95,114	95,182	95,887	95,245
Other earning assets	1,412	1,616	1,625	1,844	1,478
Premises and equipment, net	1,726	1,673	1,648	1,630	1,635
Interest receivable	583	572	596	608	588
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	979	1,007	971	1,020	1,026
Other identifiable intangible assets, net	161	169	178	187	196
Other assets	9,334	9,461	8,965	8,842	8,717
Total assets	$159,846	$157,302	$157,426	$154,052	$154,909
Liabilities and Equity:
Deposits:
Non-interest-bearing	$40,443	$39,138	$39,698	$40,927	$41,824
Interest-bearing	90,528	88,465	86,678	85,689	87,158
Total deposits	130,971	127,603	126,376	126,616	128,982
Borrowed funds:
Short-term borrowings	—	500	1,500	513	1,000
Long-term borrowings	6,019	5,993	6,016	5,083	3,327
Other liabilities	4,289	5,296	4,807	4,638	4,522
Total liabilities	141,279	139,392	138,699	136,850	137,831
Equity:
Preferred stock, non-cumulative perpetual	1,715	1,715	1,715	1,659	1,659
Common stock	9	9	10	10	10
Additional paid-in capital	11,161	11,394	11,438	11,575	11,666
Retained earnings	9,299	9,060	8,778	8,561	8,304
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(2,283)	(2,928)	(1,894)	(3,265)	(3,224)
Total shareholders’ equity	18,530	17,879	18,676	17,169	17,044
Noncontrolling interest	37	31	51	33	34
Total equity	18,567	17,910	18,727	17,202	17,078
Total liabilities and equity	$159,846	$157,302	$157,426	$154,052	$154,909

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
End of Period Loans

	As of
						3/31/2025		3/31/2025
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	vs. 12/31/2024		vs. 3/31/2024
Commercial and industrial	$48,879	$49,671	$49,565	$50,222	$49,701	$(792)	(1.6)%	$(822)	(1.7)%
Commercial real estate mortgage—owner-occupied	4,849	4,841	4,873	4,781	4,788	8	0.2%	61	1.3%
Commercial real estate construction—owner-occupied	316	333	341	370	306	(17)	(5.1)%	10	3.3%
Total commercial	54,044	54,845	54,779	55,373	54,795	(801)	(1.5)%	(751)	(1.4)%
Commercial investor real estate mortgage	6,376	6,567	6,562	6,536	6,422	(191)	(2.9)%	(46)	(0.7)%
Commercial investor real estate construction	2,457	2,143	2,250	2,301	2,341	314	14.7%	116	5.0%
Total investor real estate	8,833	8,710	8,812	8,837	8,763	123	1.4%	70	0.8%
Total business	62,877	63,555	63,591	64,210	63,558	(678)	(1.1)%	(681)	(1.1)%
Residential first mortgage	20,000	20,094	20,125	20,206	20,199	(94)	(0.5)%	(199)	(1.0)%
Home equity—lines of credit (1)	3,130	3,150	3,130	3,142	3,155	(20)	(0.6)%	(25)	(0.8)%
Home equity—closed-end (2)	2,371	2,390	2,404	2,410	2,415	(19)	(0.8)%	(44)	(1.8)%
Consumer credit card	1,384	1,445	1,372	1,349	1,314	(61)	(4.2)%	70	5.3%
Other consumer (3)	5,971	6,093	6,167	6,191	6,221	(122)	(2.0)%	(250)	(4.0)%
Total consumer	32,856	33,172	33,198	33,298	33,304	(316)	(1.0)%	(448)	(1.3)%
Total Loans	$95,733	$96,727	$96,789	$97,508	$96,862	$(994)	(1.0)%	$(1,129)	(1.2)%
______
(1)     The balance of Regions' home equity lines of credit consists of $1,413 million of first lien and $1,717 million of second lien at 3/31/2025.
(2)    The balance of Regions' closed-end home equity loans consists of $1,859 million of first lien and $512 million of second lien at 3/31/2025.
(3)    Starting in 2025, other consumer loans also includes exit portfolios, which consists primarily of indirect auto loans, and presentation of prior periods has been conformed accordingly.

	As of
End of Period Loans by Percentage(1)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Commercial and industrial	51.1%	51.4%	51.2%	51.5%	51.3%
Commercial real estate mortgage—owner-occupied	5.1%	5.0%	5.0%	4.9%	4.9%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.4%	0.4%	0.3%
Total commercial	56.5%	56.7%	56.6%	56.8%	56.6%
Commercial investor real estate mortgage	6.7%	6.8%	6.8%	6.7%	6.6%
Commercial investor real estate construction	2.6%	2.2%	2.3%	2.4%	2.4%
Total investor real estate	9.2%	9.0%	9.1%	9.1%	9.0%
Total business	65.7%	65.7%	65.7%	65.9%	65.6%
Residential first mortgage	20.9%	20.8%	20.8%	20.7%	20.9%
Home equity—lines of credit	3.3%	3.3%	3.2%	3.2%	3.3%
Home equity—closed-end	2.5%	2.5%	2.5%	2.5%	2.5%
Consumer credit card	1.4%	1.5%	1.4%	1.4%	1.4%
Other consumer	6.2%	6.3%	6.4%	6.3%	6.4%
Total consumer	34.3%	34.3%	34.3%	34.1%	34.4%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Amounts have been calculated using whole dollar values, and therefore may not add to total amounts.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Commercial and industrial	$49,209	$49,357	$49,847	$50,046	$50,090	$(148)	(0.3)%	$(881)	(1.8)%
Commercial real estate mortgage—owner-occupied	4,863	4,869	4,877	4,765	4,833	(6)	(0.1)%	30	0.6%
Commercial real estate construction—owner-occupied	317	343	335	350	298	(26)	(7.6)%	19	6.4%
Total commercial	54,389	54,569	55,059	55,161	55,221	(180)	(0.3)%	(832)	(1.5)%
Commercial investor real estate mortgage	6,484	6,491	6,495	6,610	6,558	(7)	(0.1)%	(74)	(1.1)%
Commercial investor real estate construction	2,267	2,165	2,264	2,229	2,275	102	4.7%	(8)	(0.4)%
Total investor real estate	8,751	8,656	8,759	8,839	8,833	95	1.1%	(82)	(0.9)%
Total business	63,140	63,225	63,818	64,000	64,054	(85)	(0.1)%	(914)	(1.4)%
Residential first mortgage	20,037	20,107	20,147	20,191	20,188	(70)	(0.3)%	(151)	(0.7)%
Home equity—lines of credit	3,135	3,135	3,128	3,145	3,182	—	—%	(47)	(1.5)%
Home equity—closed-end	2,374	2,392	2,402	2,412	2,423	(18)	(0.8)%	(49)	(2.0)%
Consumer credit card	1,394	1,398	1,359	1,331	1,315	(4)	(0.3)%	79	6.0%
Other consumer (1)	6,042	6,151	6,186	6,202	6,258	(109)	(1.8)%	(216)	(3.5)%
Total consumer	32,982	33,183	33,222	33,281	33,366	(201)	(0.6)%	(384)	(1.2)%
Total Loans	$96,122	$96,408	$97,040	$97,281	$97,420	$(286)	(0.3)%	$(1,298)	(1.3)%
_____
(1) Starting in 2025, other consumer loans also includes exit portfolios, which consists primarily of indirect auto loans, and presentation of prior periods has been conformed accordingly.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
End of Period Deposits

	As of
						3/31/2025		3/31/2025
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	vs. 12/31/2024		vs. 3/31/2024
Non-interest-bearing deposits	$40,443	$39,138	$39,698	$40,927	$41,824	$1,305	3.3%	$(1,381)	(3.3)%
Interest-bearing checking	25,281	25,079	23,704	23,631	24,668	202	0.8%	613	2.5%
Savings	12,466	12,022	12,085	12,386	12,786	444	3.7%	(320)	(2.5)%
Money market—domestic	37,289	35,644	35,205	34,438	34,251	1,645	4.6%	3,038	8.9%
Time deposits	15,492	15,720	15,684	15,234	15,453	(228)	(1.5)%	39	0.3%
Total Deposits	$130,971	$127,603	$126,376	$126,616	$128,982	$3,368	2.6%	$1,989	1.5%

	As of
						3/31/2025		3/31/2025
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	vs. 12/31/2024		vs. 3/31/2024
Consumer Bank Segment	$80,627	$78,637	$78,858	$80,126	$81,129	$1,990	2.5%	$(502)	(0.6)%
Corporate Bank Segment	39,696	38,361	36,955	36,529	37,043	1,335	3.5%	2,653	7.2%
Wealth Management Segment	7,798	7,736	7,520	7,383	7,792	62	0.8%	6	0.1%
Other (1)	2,850	2,869	3,043	2,578	3,018	(19)	(0.7)%	(168)	(5.6)%
Total Deposits	$130,971	$127,603	$126,376	$126,616	$128,982	$3,368	2.6%	$1,989	1.5%

	As of
						3/31/2025		3/31/2025
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	vs. 12/31/2024		vs. 3/31/2024
Wealth Management - Private Wealth	$6,931	$6,998	$6,676	$6,430	$6,664	$(67)	(1.0)%	$267	4.0%
Wealth Management - Institutional Services	867	738	844	953	1,128	129	17.5%	(261)	(23.1)%
Total Wealth Management Segment Deposits	$7,798	$7,736	$7,520	$7,383	$7,792	$62	0.8%	$6	0.1%

	As of
End of Period Deposits by Percentage	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Non-interest-bearing deposits	30.9%	30.7%	31.4%	32.3%	32.4%
Interest-bearing checking	19.3%	19.7%	18.8%	18.7%	19.1%
Savings	9.5%	9.4%	9.6%	9.8%	9.9%
Money market—domestic	28.5%	27.9%	27.9%	27.2%	26.6%
Time deposits	11.8%	12.3%	12.3%	12.0%	12.0%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, selected deposits and brokered time deposits) and additional wholesale funding arrangements. Other deposits includes brokered deposits totaling $2.2 billion at 3/31/2025, $2.2 billion at 12/31/2024, $2.3 billion at 9/30/2024, $1.8 billion at 6/30/2024 and $2.3 billion at 3/31/2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Non-interest-bearing deposits	$39,053	$39,424	$39,690	$40,516	$40,926	$(371)	(0.9)%	$(1,873)	(4.6)%
Interest-bearing checking	25,033	24,060	23,599	24,026	24,682	973	4.0%	351	1.4%
Savings	12,177	12,020	12,183	12,536	12,594	157	1.3%	(417)	(3.3)%
Money market—domestic	35,625	35,264	35,051	34,368	33,646	361	1.0%	1,979	5.9%
Time deposits	15,799	15,725	15,427	15,455	15,278	74	0.5%	521	3.4%
Total Deposits	$127,687	$126,493	$125,950	$126,901	$127,126	$1,194	0.9%	561	0.4%

	Average Balances
($ amounts in millions)	1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Consumer Bank Segment	$78,712	$78,476	$78,904	$79,809	$79,150	$236	0.3%	$(438)	(0.6)%
Corporate Bank Segment	38,312	37,426	36,867	36,669	37,064	886	2.4%	1,248	3.4%
Wealth Management Segment	7,600	7,492	7,374	7,534	7,766	108	1.4%	(166)	(2.1)%
Other (1)	3,063	3,099	2,805	2,889	3,146	(36)	(1.2)%	(83)	(2.6)%
Total Deposits	$127,687	$126,493	$125,950	$126,901	$127,126	$1,194	0.9%	$561	0.4%

	Average Balances
($ amounts in millions)	1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Wealth Management - Private Wealth	$6,897	$6,700	$6,557	$6,577	$6,720	$197	2.9%	$177	2.6%
Wealth Management - Institutional Services	703	792	817	957	1,046	(89)	(11.2)%	(343)	(32.8)%
Total Wealth Management Segment Deposits	$7,600	$7,492	$7,374	$7,534	$7,766	$108	1.4%	$(166)	(2.1)%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, selected deposits and brokered time deposits) and additional wholesale funding arrangements.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Interest income on:
Loans, including fees	$1,342	$1,416	$1,463	$1,432	$1,421
Debt securities	266	256	241	219	209
Loans held for sale	8	11	11	9	8
Other earning assets	109	119	105	102	86
Total interest income	1,725	1,802	1,820	1,762	1,724
Interest expense on:
Deposits	442	467	507	502	495
Short-term borrowings	4	16	10	13	1
Long-term borrowings	85	89	85	61	44
Total interest expense	531	572	602	576	540
Net interest income	1,194	1,230	1,218	1,186	1,184
Provision for credit losses	124	120	113	102	152
Net interest income after provision for credit losses	1,070	1,110	1,105	1,084	1,032
Non-interest income:
Service charges on deposit accounts	161	155	158	151	148
Card and ATM fees	117	113	118	120	116
Wealth management income	129	126	128	122	119
Capital markets income	80	97	92	68	91
Mortgage income	40	35	36	34	41
Securities gains (losses), net	(25)	(30)	(78)	(50)	(50)
Other	88	89	118	100	98
Total non-interest income	590	585	572	545	563
Non-interest expense:
Salaries and employee benefits	625	617	645	609	658
Equipment and software expense	99	104	101	100	101
Net occupancy expense	70	67	69	68	74
Other	245	250	254	227	298
Total non-interest expense	1,039	1,038	1,069	1,004	1,131
Income before income taxes	621	657	608	625	464
Income tax expense	131	123	118	124	96
Net income	$490	$534	$490	$501	$368
Net income available to common shareholders	$465	$508	$446	$477	$343
Weighted-average shares outstanding—during quarter:
Basic	906	911	914	917	921
Diluted	910	915	918	918	923
Actual shares outstanding—end of quarter	899	909	911	915	918
Earnings per common share: (1)
Basic	$0.51	$0.56	$0.49	$0.52	$0.37
Diluted	$0.51	$0.56	$0.49	$0.52	$0.37
Taxable-equivalent net interest income	$1,206	$1,243	$1,230	$1,198	$1,197
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/2025			12/31/2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	4.44%	$1	$—	4.82%
Debt securities (2)(3)	32,280	266	3.30	32,553	256	3.16
Loans held for sale	441	8	7.27	766	11	5.63
Loans, net of unearned income:
Commercial and industrial (4)	49,209	687	5.58	49,357	746	5.99
Commercial real estate mortgage—owner-occupied (5)	4,863	59	4.87	4,869	61	4.90
Commercial real estate construction—owner-occupied	317	5	5.78	343	5	6.03
Commercial investor real estate mortgage	6,484	100	6.17	6,491	105	6.35
Commercial investor real estate construction	2,267	40	7.06	2,165	41	7.40
Residential first mortgage	20,037	198	3.96	20,107	199	3.95
Home equity	5,509	91	6.63	5,527	94	6.78
Consumer credit card	1,394	50	14.55	1,398	50	14.37
Other consumer	6,042	124	8.27	6,151	128	8.18
Total loans, net of unearned income	96,122	1,354	5.64	96,408	1,429	5.87
Interest-bearing deposits in other banks	8,537	94	4.45	7,978	98	4.84
Other earning assets	1,483	15	4.19	1,510	21	5.54
Total earning assets	138,864	1,737	5.01	139,216	1,815	5.17
Unrealized gains/(losses) on debt securities available for sale, net (2)	(1,716)			(1,945)
Allowance for loan losses	(1,625)			(1,621)
Cash and due from banks	2,957			2,826
Other non-earning assets	18,396			18,032
	$156,876			$156,508
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,177	4	0.13	$12,020	3	0.11
Interest-bearing checking	25,033	89	1.44	24,060	92	1.52
Money market	35,625	204	2.32	35,264	217	2.45
Time deposits	15,799	145	3.73	15,725	155	3.92
Total interest-bearing deposits (6)	88,634	442	2.02	87,069	467	2.13
Federal funds purchased and securities sold under agreements to repurchase	39	—	4.39	24	—	4.60
Short-term borrowings	339	4	4.57	1,207	16	4.93
Long-term borrowings	6,001	85	5.65	6,025	89	5.80
Total interest-bearing liabilities	95,013	531	2.27	94,325	572	2.41
Non-interest-bearing deposits (6)	39,053	—	—	39,424	—	—
Total funding sources	134,066	531	1.60	133,749	572	1.70
Net interest spread (2)			2.75			2.76
Other liabilities	4,652			4,672
Shareholders’ equity	18,127			18,042
Noncontrolling interest	31			45
	$156,876			$156,508
Net interest income/margin FTE basis (2)		$1,206	3.52%		$1,243	3.55%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $2 million for the quarter ended March 31, 2025 and zero for the quarter ended December 31, 2024.
(4) Interest income includes hedging expense of $60 million for the quarter ended March 31, 2025 and $69 million for the quarter ended December 31, 2024.
(5) Interest income includes hedging expense of $7 million for the quarter ended March 31, 2025 and $8 million for the quarter ended December 31, 2024.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.40% for the quarter ended March 31, 2025 and 1.47% for the quarter ended December 31, 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	9/30/2024			6/30/2024			3/31/2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.44%	$1	$—	5.44%
Debt securities (2)(3)	32,252	241	2.98	31,649	219	2.77	31,494	209	2.66
Loans held for sale	642	11	6.56	531	9	6.85	499	8	6.40
Loans, net of unearned income:
Commercial and industrial (4)	49,847	773	6.14	50,046	756	6.04	50,090	750	5.99
Commercial real estate mortgage—owner-occupied (5)	4,877	60	4.80	4,765	56	4.59	4,833	56	4.58
Commercial real estate construction—owner-occupied	335	6	6.29	350	6	6.52	298	4	5.79
Commercial investor real estate mortgage	6,495	119	7.16	6,610	119	7.11	6,558	117	7.05
Commercial investor real estate construction	2,264	46	7.94	2,229	45	7.96	2,275	46	7.97
Residential first mortgage	20,147	196	3.90	20,191	191	3.79	20,188	191	3.79
Home equity	5,530	96	6.96	5,557	95	6.87	5,605	95	6.77
Consumer credit card	1,359	51	14.82	1,331	48	14.62	1,315	50	15.21
Other consumer	6,186	128	8.27	6,202	128	8.30	6,258	125	8.04
Total loans, net of unearned income	97,040	1,475	6.02	97,281	1,444	5.93	97,420	1,434	5.88
Interest-bearing deposits in other banks	6,682	92	5.52	6,158	86	5.65	4,754	68	5.69
Other earning assets	1,456	13	3.58	1,447	16	4.43	1,339	18	5.49
Total earning assets	138,073	1,832	5.26	137,067	1,774	5.17	135,507	1,737	5.12
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,213)			(3,267)			(3,042)
Allowance for loan losses	(1,629)			(1,619)			(1,596)
Cash and due from banks	2,822			2,678			2,581
Other non-earning assets	17,614			18,008			17,994
	$154,667			$152,867			$151,444
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,183	4	0.13	$12,536	4	0.13	$12,594	4	0.13
Interest-bearing checking	23,599	98	1.64	24,026	99	1.68	24,682	106	1.72
Money market	35,051	247	2.80	34,368	239	2.79	33,646	227	2.72
Time deposits	15,427	158	4.09	15,455	160	4.16	15,278	158	4.16
Total interest-bearing deposits (6)	86,260	507	2.34	86,385	502	2.34	86,200	495	2.31
Federal funds purchased and securities sold under agreements to repurchase	22	—	4.40	8	—	5.45	8	—	5.40
Short-term borrowings	641	10	5.42	962	13	5.49	77	1	5.56
Long-term borrowings	5,351	85	6.28	3,595	61	6.73	2,405	44	7.26
Total interest-bearing liabilities	92,274	602	2.59	90,950	576	2.55	88,690	540	2.45
Non-interest-bearing deposits (6)	39,690	—	—	40,516	—	—	40,926	—	—
Total funding sources	131,964	602	1.81	131,466	576	1.76	129,616	540	1.67
Net interest spread (2)			2.67			2.62			2.68
Other liabilities	4,623			4,655			4,663
Shareholders’ equity	18,047			16,713			17,121
Noncontrolling interest	33			33			44
	$154,667			$152,867			$151,444
Net interest income/margin FTE basis (2)		$1,230	3.54%		$1,198	3.51%		$1,197	3.55%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedge income of $3 million for the quarter ended September 30, 2024, $2 million for the quarter ended June 30, 2024, and $2 million for the quarter ended March 31, 2024.
(4) Interest income includes hedging expense of $98 million for the quarter ended September 30, 2024, $103 million for the quarter ended June 30, 2024 and $104 million for the quarter ended March 31, 2024.
(5) Interest income includes hedging expense of $12 million for the quarter ended September 30, 2024, $13 million for the quarter ended June 30, 2024 and $13 million for the quarter ended March 31, 2024.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.60% for the quarter ended September 30, 2024, 1.59% for the quarter ended June 30, 2024 and 1.56% for the quarter ended March 31, 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Net income available to common shareholders (GAAP)	$465	$508	$446	$477	$343	$(43)	(8.5)%	$122	35.6%
Preferred dividends and other (GAAP) (1)	25	26	44	24	25	(1)	(3.8)%	—	—%
Income tax expense (GAAP)	131	123	118	124	96	8	6.5%	35	36.5%
Income before income taxes (GAAP)	621	657	608	625	464	(36)	(5.5)%	157	33.8%
Provision for credit losses (GAAP)	124	120	113	102	152	4	3.3%	(28)	(18.4)%
Pre-tax pre-provision income (non-GAAP)	745	777	721	727	616	(32)	(4.1)%	129	20.9%
Other adjustments:
Securities (gains) losses, net	25	30	78	50	50	(5)	(16.7)%	(25)	(50.0)%
FDIC insurance special assessment (2)	1	(2)	(4)	4	18	3	150.0%	(17)	(94.4)%
Salaries and employee benefits—severance charges	1	10	3	4	13	(9)	(90.0)%	(12)	(92.3)%
Branch consolidation, property and equipment charges	—	1	—	1	1	(1)	(100.0)%	(1)	(100.0)%
Other miscellaneous expenses (3)	—	—	—	(37)	—	—	NM	—	NM
Professional, legal and regulatory expenses	2	—	1	—	2	2	NM	—	—%
Total other adjustments	29	39	78	22	84	(10)	(25.6)%	(55)	(65.5)%
Adjusted pre-tax pre-provision income (non-GAAP)	$774	$816	$799	$749	$700	$(42)	(5.1)%	$74	10.6%

______
NM - Not meaningful
(1) The third quarter 2024 amount includes $15 million of deferred issuance costs recognized upon the redemption of Series B preferred stock.
(2) The fourth quarter 2024 and third quarter 2024 amounts reflect a reduction to the Company's FDIC special assessment accrual.
(3) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Service charges on deposit accounts	$161	$155	$158	$151	$148	$6	3.9%	$13	8.8%
Card and ATM fees	117	113	118	120	116	4	3.5%	1	0.9%
Wealth management income	129	126	128	122	119	3	2.4%	10	8.4%
Capital markets income (1)	80	97	92	68	91	(17)	(17.5)%	(11)	(12.1)%
Mortgage income	40	35	36	34	41	5	14.3%	(1)	(2.4)%
Commercial credit fee income	27	28	28	28	27	(1)	(3.6)%	—	—%
Bank-owned life insurance	23	21	28	30	23	2	9.5%	—	—%
Market value adjustments on employee benefit assets (2)	(3)	(5)	13	2	15	2	40.0%	(18)	(120.0)%
Securities gains (losses), net	(25)	(30)	(78)	(50)	(50)	5	16.7%	25	50.0%
Other miscellaneous income	41	45	49	40	33	(4)	(8.9)%	8	24.2%
Total non-interest income	$590	$585	$572	$545	$563	$5	0.9%	$27	4.8%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Production and sales	$13	$14	$16	$16	$24	$(1)	(7.1)%	$(11)	(45.8)%
Loan servicing	47	48	53	46	44	(1)	(2.1)%	3	6.8%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(10)	56	(28)	13	19	(66)	(117.9)%	(29)	(152.6)%
MSRs hedge gain (loss)	18	(53)	28	(10)	(17)	71	134.0%	35	205.9%
MSRs change due to payment decay	(28)	(30)	(33)	(31)	(29)	2	6.7%	1	3.4%
MSR and related hedge impact	(20)	(27)	(33)	(28)	(27)	7	25.9%	7	25.9%
Total mortgage income	$40	$35	$36	$34	$41	$5	14.3%	$(1)	(2.4)%

Mortgage production - portfolio	$355	$413	$468	$528	$354	$(58)	(14.0)%	$1	0.3%
Mortgage production - agency/secondary market	371	462	548	514	399	(91)	(19.7)%	(28)	(7.0)%
Total mortgage production	$726	$875	$1,016	$1,042	$753	$(149)	(17.0)%	$(27)	(3.6)%

Mortgage production - purchased	82.9%	82.3%	85.5%	90.7%	90.0%
Mortgage production - refinanced	17.1%	17.7%	14.5%	9.3%	10.0%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Investment management and trust fee income	$86	$89	$85	$83	$81	$(3)	(3.4)%	$5	6.2%
Investment services fee income	43	37	43	39	38	6	16.2%	5	13.2%
Total wealth management income (3)	$129	$126	$128	$122	$119	$3	2.4%	$10	8.4%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Capital markets income	$80	$97	$92	$68	$91	$(17)	(17.5)%	$(11)	(12.1)%
Less: Valuation adjustments on customer derivatives (4)	(1)	(1)	(1)	(2)	(2)	—	—%	1	50.0%
Capital markets income excluding valuation adjustments	$81	$98	$93	$70	$93	$(17)	(17.3)%	$(12)	(12.9)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Salaries and employee benefits	$625	$617	$645	$609	$658	$8	1.3%	$(33)	(5.0)%
Equipment and software expense	99	104	101	100	101	(5)	(4.8)%	(2)	(2.0)%
Net occupancy expense	70	67	69	68	74	3	4.5%	(4)	(5.4)%
Outside services	40	42	41	40	39	(2)	(4.8)%	1	2.6%
Marketing	30	28	28	27	27	2	7.1%	3	11.1%
Professional, legal and regulatory expenses	23	20	21	25	28	3	15.0%	(5)	(17.9)%
Credit/checkcard expenses	15	16	14	15	14	(1)	(6.3)%	1	7.1%
FDIC insurance assessments (1)	20	20	17	29	43	—	—%	(23)	(53.5)%
Visa class B shares expense	7	6	17	5	4	1	16.7%	3	75.0%
Operational losses (2)	13	16	19	18	42	(3)	(18.8)%	(29)	(69.0)%
Branch consolidation, property and equipment charges	—	1	—	1	1	(1)	(100.0)%	(1)	(100.0)%
Other miscellaneous expenses	97	101	97	67	100	(4)	(4.0)%	(3)	(3.0)%
Total non-interest expense	$1,039	$1,038	$1,069	$1,004	$1,131	$1	0.1%	$(92)	(8.1)%

_________
NM - Not Meaningful
(1) Includes an FDIC special assessment expense of $1 million in the first quarter of 2025, accrual reductions of $2 million in the fourth quarter of 2024 and $4 million in the third quarter of 2024, and expenses of $4 million in the second quarter of 2024 and $18 million in the first quarter of 2024.
(2) The incremental increase in operational losses primarily due to check-related warranty claims totaled $22 million in the first quarter of 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP), which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Non-interest expense (GAAP)	A	$1,039	$1,038	$1,069	$1,004	$1,131	$1	0.1%	$(92)	(8.1)%
Adjustments:
FDIC insurance special assessment (1)		(1)	2	4	(4)	(18)	(3)	(150.0)%	17	94.4%
Branch consolidation, property and equipment charges		—	(1)	—	(1)	(1)	1	100.0%	1	100.0%
Salaries and employee benefits—severance charges		(1)	(10)	(3)	(4)	(13)	9	90.0%	12	92.3%
Professional, legal and regulatory expenses		(2)	—	(1)	—	(2)	(2)	NM	—	—%
Other miscellaneous expenses (2)		—	—	—	37	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$1,035	$1,029	$1,069	$1,032	$1,097	$6	0.6%	$(62)	(5.7)%
Net interest income (GAAP)	C	$1,194	$1,230	$1,218	$1,186	$1,184	$(36)	(2.9)%	$10	0.8%
Taxable-equivalent adjustment		12	13	12	12	13	(1)	(7.7)%	(1)	(7.7)%
Net interest income, taxable-equivalent basis	D	$1,206	$1,243	$1,230	$1,198	$1,197	$(37)	(3.0)%	$9	0.8%
Non-interest income (GAAP)	E	$590	$585	$572	$545	$563	$5	0.9%	$27	4.8%
Adjustments:
Securities (gains) losses, net		25	30	78	50	50	(5)	(16.7)%	(25)	(50.0)%
Adjusted non-interest income (non-GAAP)	F	$615	$615	$650	$595	$613	$—	—%	$2	0.3%
Total revenue	C+E=G	$1,784	$1,815	$1,790	$1,731	$1,747	$(31)	(1.7)%	$37	2.1%
Adjusted total revenue (non-GAAP)	C+F=H	$1,809	$1,845	$1,868	$1,781	$1,797	$(36)	(2.0)%	$12	0.7%
Total revenue, taxable-equivalent basis	D+E=I	$1,796	$1,828	$1,802	$1,743	$1,760	$(32)	(1.8)%	$36	2.0%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,821	$1,858	$1,880	$1,793	$1,810	$(37)	(2.0)%	$11	0.6%
Operating leverage ratio (GAAP) (3)	I-A							(1.8)%		10.2%
Adjusted operating leverage ratio (non-GAAP) (3)	J-B							(2.5)%		6.3%
Efficiency ratio (GAAP) (3)	A/I	57.9%	56.8%	59.3%	57.6%	64.3%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	56.8%	55.4%	56.9%	57.6%	60.6%
Fee income ratio (GAAP) (3)	E/I	32.9%	32.0%	31.7%	31.3%	32.0%
Adjusted fee income ratio (non-GAAP) (3)	F/J	33.8%	33.1%	34.6%	33.2%	33.9%
________
NM - Not Meaningful
(1) The fourth quarter 2024 and third quarter 2024 amounts reflect a reduction to the Company's FDIC special assessment accrual.
(2) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(3) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios
The table below provides a reconciliation of net income available to common shareholders (GAAP) to adjusted net income available to common shareholders (non-GAAP), a computation of adjusted diluted EPS (non-GAAP), and calculations of “average tangible common shareholders’ equity” (non-GAAP) and related ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Average tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the average tangible common shareholders’ equity measure. Because average tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity ratios, Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, and average preferred stock. Regions also presents an adjusted tangible common shareholder ratio using adjusted net income (non-GAAP) as the numerator. Management uses these metrics to monitor performance and believes these measures provide meaningful information to investors.

		Quarter Ended
($ amounts in millions)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24
Net income available to common shareholders (GAAP)	A	$465	$508	$446	$477	$343	$(43)	(8.5)%	$122	35.6%
Adjustments:
Securities (gains) losses, net		25	30	78	50	50	(5)	(16.7)%	(25)	(50.0)%
FDIC insurance special assessment		1	(2)	(4)	4	18	3	150.0%	(17)	(94.4)%
Salaries and employee benefits—severance charges		1	10	3	4	13	(9)	(90.0)%	(12)	(92.3)%
Branch consolidation, property and equipment charges		—	1	—	1	1	(1)	(100.0)%	(1)	(100.0)%
Other miscellaneous expenses (1)		—	—	—	(37)	—	—	NM	—	NM
Professional, legal and regulatory expenses		2	—	1	—	2	2	NM	—	—%
Preferred stock redemption expense (2)		—	—	15	—	—	—	NM	—	NM
Total adjustments		29	39	93	22	84	$(10)	(25.6)%	$(55)	(65.5)%
Tax impact of adjusted items (3)		(7)	(9)	(19)	(11)	(21)	2	22.2%	14	66.7%
Adjusted net income available to common shareholders (non-GAAP)	B	$487	$538	$520	$488	$406	$(51)	(9.5)%	$81	20.0%
Weighted-average diluted shares	C	910	915	918	918	923
Diluted EPS (GAAP) (4)	A/C	$0.51	$0.56	$0.49	$0.52	$0.37	$(0.05)	(8.9)%	$0.14	37.8%
Adjusted diluted EPS (non-GAAP) (4)	B/C	$0.54	$0.59	$0.57	$0.53	$0.44	$(0.05)	(8.5)%	$0.10	22.7%

Average shareholders' equity (GAAP)		18,127	18,042	18,047	16,713	17,121	85	0.5%	1,006	5.9%
Less: Average preferred stock (GAAP)		1,715	1,715	1,741	1,659	1,659	—	—%	56	3.4%
Average common shareholders' equity (GAAP)	D	16,412	16,327	16,306	15,054	15,462	85	0.5%	950	6.1%
Less:
Average intangible assets (GAAP)		5,899	5,907	5,916	5,925	5,934	(8)	(0.1)%	(35)	(0.6)%
Average deferred tax liability related to intangibles (GAAP)		(126)	(123)	(120)	(115)	(113)	(3)	2.4%	(13)	11.5%
Average tangible common shareholders' equity (non-GAAP)	E	$10,639	$10,543	$10,510	$9,244	$9,641	96	0.9%	998	10.4%
Return on average common shareholders' equity (GAAP) (4)*	A/D	11.49%	12.39%	10.88%	12.74%	8.92%
Return on average tangible common shareholders' equity (non-GAAP) (4)*	A/E	17.72%	19.19%	16.87%	20.75%	14.31%
Adjusted return on average tangible common shareholders' equity (non-GAAP) (4)*	B/E	18.58%	20.30%	19.68%	21.23%	16.96%
_______
*Annualized
(1) A portion of this item was non-taxable.
(2) In the third quarter of 2024, the Company redeemed its Series B preferred stock and the initial issuance costs reduced net income to common shareholders when the shares were redeemed. This is a non-taxable expense.
(3) Unless separately noted, the tax impact for adjustments has been calculated at using a nominal tax rate of 25 percent.
(4) Amounts calculated based upon whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$18,530	$17,879	$18,676	$17,169	$17,044
Less: Preferred stock (GAAP)		1,715	1,715	1,715	1,659	1,659
Common shareholders' equity (GAAP)	B	16,815	16,164	16,961	15,510	15,385
Less:
Intangible assets (GAAP)		5,894	5,902	5,911	5,920	5,929
Deferred tax liability related to intangibles (GAAP)		(126)	(126)	(122)	(119)	(114)
Tangible common shareholders’ equity (non-GAAP)	C	$11,047	$10,388	$11,172	$9,709	$9,570
Total assets (GAAP)	D	$159,846	$157,302	$157,426	$154,052	$154,909
Less:
Intangible assets (GAAP)		5,894	5,902	5,911	5,920	5,929
Deferred tax liability related to intangibles (GAAP)		(126)	(126)	(122)	(119)	(114)
Tangible assets (non-GAAP)	E	$154,078	$151,526	$151,637	$148,251	$149,094
Shares outstanding—end of quarter	F	899	909	911	915	918
Total equity to total assets (GAAP) (1)	A/D	11.59%	11.37%	11.86%	11.14%	11.00%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	C/E	7.17%	6.86%	7.37%	6.55%	6.42%
Common book value per share (GAAP) (1)	B/F	$18.70	$17.77	$18.62	$16.94	$16.76
Tangible common book value per share (non-GAAP) (1)	C/F	$12.29	$11.42	$12.26	$10.61	$10.42
____
(1)Amounts have been calculated using whole dollar values.

Common equity Tier 1 (CET1) Ratios

The following table presents CET1 and adjusted CET1 (non-GAAP). CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove certain of the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter-Ended
($ amounts in millions)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
ADJUSTED CET1 RATIO
Common equity Tier 1 (1)	A	$13,355	$13,434	$13,185	$13,093	$12,913
Adjustments:
AOCI gain (loss) on securities (2)		(1,645)	(2,024)	(1,369)	(2,298)	(2,264)
AOCI gain (loss) on defined benefit pension plans and other post employment benefits		(406)	(410)	(437)	(443)	(447)
Adjusted common equity Tier 1 (non-GAAP)	B	$11,304	$11,000	$11,379	$10,352	$10,202
Total risk-weighted assets (1)	C	$124,005	$124,440	$124,645	$125,682	$125,167

Common equity Tier 1 ratio (1)(3)	A/C	10.8%	10.8%	10.6%	10.4%	10.3%
Adjusted common equity Tier 1 ratio (non-GAAP) (1)(3)	B/C	9.1%	8.8%	9.1%	8.2%	8.2%
____
(1)Current quarter Common equity Tier 1 as well as Total risk-weighted assets are estimated.
(2)Represents AOCI gain (loss) on both AFS and HTM securities.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Asset Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Components:
Beginning allowance for loan losses (ALL)	$1,613	$1,607	$1,621	$1,617	$1,576

Loans charged-off:
Commercial and industrial	57	65	70	60	62
Commercial real estate mortgage—owner-occupied	2	2	1	1	—
Total commercial	59	67	71	61	62
Commercial investor real estate mortgage	22	25	12	—	5
Total investor real estate	22	25	12	—	5
Residential first mortgage	—	1	—	—	1
Home equity—lines of credit	—	—	1	1	1
Consumer credit card	17	16	16	15	16
Other consumer	47	45	43	46	56
Total consumer	64	62	60	62	74
Total	145	154	143	123	141

Recoveries of loans previously charged-off:
Commercial and industrial	11	26	15	8	8
Commercial real estate mortgage—owner-occupied	—	1	—	1	—
Commercial real estate construction—owner-occupied	1	—	—	1	—
Total commercial	12	27	15	10	8
Commercial investor real estate mortgage	—	1	—	1	1
Total investor real estate	—	1	—	1	1
Residential first mortgage	—	—	1	1	1
Home equity—lines of credit	—	1	1	2	2
Consumer credit card	3	2	3	1	2
Other consumer	7	4	6	7	6
Total consumer	10	7	11	11	11
Total	22	35	26	22	20

Net charge-offs (recoveries):
Commercial and industrial	46	39	55	52	54
Commercial real estate mortgage—owner-occupied	2	1	1	—	—
Commercial real estate construction—owner-occupied	(1)	—	—	(1)	—
Total commercial	47	40	56	51	54
Commercial investor real estate mortgage	22	24	12	(1)	4
Total investor real estate	22	24	12	(1)	4
Residential first mortgage	—	1	(1)	(1)	—
Home equity—lines of credit	—	(1)	—	(1)	(1)
Consumer credit card	14	14	13	14	14
Other consumer	40	41	37	39	50
Total consumer	54	55	49	51	63
Total	123	119	117	101	121

Provision for loan losses	123	125	103	105	162
Ending allowance for loan losses (ALL)	1,613	1,613	1,607	1,621	1,617
Beginning reserve for unfunded credit commitments	116	121	111	114	124
Provision for (benefit from) unfunded credit losses	1	(5)	10	(3)	(10)
Ending reserve for unfunded commitments	117	116	121	111	114
Allowance for credit losses (ACL) at period end	$1,730	$1,729	$1,728	$1,732	$1,731

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release

Asset Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loan charge-offs as a % of average loans, annualized (1):
Commercial and industrial	0.38%	0.31%	0.44%	0.42%	0.43%
Commercial real estate mortgage—owner-occupied	0.14%	0.10%	0.09%	(0.03)%	0.02%
Commercial real estate construction—owner-occupied	(0.84)%	(0.01)%	(0.01)%	(0.65)%	(0.01)%
Total commercial	0.35%	0.29%	0.41%	0.37%	0.40%
Commercial investor real estate mortgage	1.38%	1.49%	0.71%	(0.01)%	0.21%
Commercial investor real estate construction	—%	—%	(0.01)%	—%	—%
Total investor real estate	1.02%	1.12%	0.52%	—%	0.15%
Residential first mortgage	—%	—%	(0.01)%	(0.01)%	(0.01)%
Home equity—lines of credit	(0.04)%	(0.01)%	(0.08)%	(0.13)%	(0.10)%
Home equity—closed-end	(0.01)%	(0.03)%	(0.01)%	(0.02)%	(0.02)%
Consumer credit card	4.18%	3.94%	3.84%	4.00%	4.39%
Other consumer	2.68%	2.66%	2.37%	2.55%	3.20%
Total consumer	0.66%	0.66%	0.58%	0.61%	0.76%
Total	0.52%	0.49%	0.48%	0.42%	0.50%
Non-performing loans, excluding loans held for sale	$843	$928	$821	$847	$906
Non-performing loans held for sale	26	—	7	—	3
Non-performing loans, including loans held for sale	869	928	828	847	909
Foreclosed properties	15	14	17	15	13
Non-performing assets (NPAs)	$884	$942	$845	$862	$922
Loans past due > 90 days (2)	$178	$166	$183	$167	$147
Criticized loans—business (3)	$4,918	$4,716	$4,692	$4,863	$4,978
Credit Ratios (1):
ACL/Loans, net	1.81%	1.79%	1.79%	1.78%	1.79%
Allowance for credit losses to non-performing loans, excluding loans held for sale	205%	186%	210%	204%	191%
Non-performing loans, excluding loans held for sale/Loans, net	0.88%	0.96%	0.85%	0.87%	0.94%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.92%	0.97%	0.87%	0.88%	0.95%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (2)	1.11%	1.15%	1.06%	1.06%	1.10%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 19 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2025		12/31/2024		9/30/2024		6/30/2024		3/31/2024
Commercial and industrial	$418	0.85%	$408	0.82%	$430	0.87%	$423	0.84%	$556	1.12%
Commercial real estate mortgage—owner-occupied	40	0.83%	37	0.76%	43	0.88%	43	0.90%	40	0.83%
Commercial real estate construction—owner-occupied	1	0.41%	5	1.43%	6	1.75%	9	2.34%	10	3.42%
Total commercial	459	0.85%	450	0.82%	479	0.87%	475	0.86%	606	1.11%
Commercial investor real estate mortgage	327	5.14%	423	6.45%	287	4.38%	317	4.85%	241	3.76%
Total investor real estate	327	3.71%	423	4.86%	287	3.26%	317	3.58%	241	2.75%
Residential first mortgage	25	0.12%	23	0.12%	23	0.11%	22	0.11%	22	0.11%
Home equity—lines of credit	26	0.82%	26	0.81%	26	0.85%	27	0.88%	31	0.97%
Home equity—closed-end	6	0.27%	6	0.25%	6	0.24%	6	0.23%	6	0.24%
Total consumer	57	0.17%	55	0.17%	55	0.17%	55	0.17%	59	0.18%
Total non-performing loans	$843	0.88%	$928	0.96%	$821	0.85%	$847	0.87%	$906	0.94%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2025		12/31/2024		9/30/2024		6/30/2024		3/31/2024
Commercial and industrial	$68	0.14%	$69	0.14%	$82	0.16%	$56	0.11%	$55	0.11%
Commercial real estate mortgage—owner-occupied	3	0.07%	5	0.12%	4	0.09%	4	0.09%	8	0.17%
Commercial real estate construction—owner-occupied	—	—%	—	—%	—	0.10%	—	—%	1	0.18%
Total commercial	71	0.13%	74	0.14%	86	0.16%	60	0.11%	64	0.12%
Commercial investor real estate mortgage	20	0.31%	—	—%	45	0.70%	10	0.16%	—	—%
Total investor real estate	20	0.23%	—	—%	45	0.52%	10	0.12%	—	—%
Residential first mortgage—non-guaranteed (1)	119	0.61%	155	0.79%	115	0.58%	109	0.55%	105	0.53%
Home equity—lines of credit	23	0.72%	24	0.76%	24	0.77%	23	0.75%	28	0.89%
Home equity—closed-end	13	0.56%	17	0.68%	12	0.50%	13	0.51%	13	0.54%
Consumer credit card	19	1.37%	20	1.39%	19	1.36%	18	1.34%	18	1.35%
Other consumer	68	1.15%	77	1.26%	68	1.09%	67	1.08%	72	1.15%
Total consumer (1)	242	0.75%	293	0.89%	238	0.72%	230	0.84%	236	0.84%
Total accruing 30-89 days past due loans (1)	$333	0.35%	$367	0.38%	$369	0.38%	$300	0.31%	$300	0.31%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2025		12/31/2024		9/30/2024		6/30/2024		3/31/2024
Commercial and industrial	$22	0.05%	$7	0.01%	$3	0.01%	$6	0.01%	$7	0.01%
Commercial real estate mortgage—owner-occupied	1	0.01%	1	0.02%	1	0.02%	1	0.03%	—	0.01%
Total commercial	23	0.04%	8	0.01%	4	0.01%	7	0.01%	7	0.01%
Commercial investor real estate mortgage	—	—%	—	—%	40	0.60%	23	0.35%	—	—%
Total investor real estate	—	—%	—	—%	40	0.45%	23	0.26%	—	—%
Residential first mortgage—non-guaranteed (2)	93	0.47%	88	0.45%	75	0.38%	73	0.37%	69	0.35%
Home equity—lines of credit	13	0.42%	16	0.52%	16	0.52%	18	0.56%	19	0.60%
Home equity—closed-end	6	0.26%	7	0.30%	7	0.27%	6	0.26%	7	0.29%
Consumer credit card	21	1.49%	20	1.41%	19	1.40%	18	1.36%	19	1.42%
Other consumer	23	0.38%	27	0.44%	22	0.36%	21	0.34%	26	0.42%
Total consumer (2)	156	0.48%	158	0.48%	139	0.43%	136	0.53%	140	0.55%
Total accruing 90+ days past due loans (2)	$179	0.19%	$166	0.17%	$183	0.19%	$166	0.17%	$147	0.15%

Total delinquencies (1) (2)	$512	0.54%	$533	0.55%	$552	0.57%	$466	0.48%	$447	0.46%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $52 million at 3/31/2025, $62 million at 12/31/2024, $52 million at 9/30/2024, $50 million at 6/30/2024, and $45 million at 3/31/2024.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $53 million at 3/31/2025, $55 million at 12/31/2024, $46 million at 9/30/2024, $40 million at 6/30/2024, and $44 million at 3/31/2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
Forward-Looking Statements
This release and the accompanying earnings call may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including tariffs, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•The development and use of AI presents risks and challenges that may impact our business.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2025 Earnings Release
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III Rules), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.